Exhibit 99.1

July 29, 2008	CONTACTS: Investor Relations – Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059
Media Relations – Rick Rainey
Phone: (713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RESULTS
FOR SECOND QUARTER 2008

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported second quarter net income for 2008 of $47.7 million, or $0.42 per unit, compared with net income of $47.8 million, or $0.44 per unit, for the second quarter of 2007.    Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 19 percent for the second quarter of 2008 to $128.1 million compared with $107.2 million for the second quarter of 2007.

“We are pleased with our second quarter results, which demonstrated the strength of TEPPCO’s diverse logistics business,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO.   “Both our Upstream and Midstream segments posted outstanding quarterly results, with EBITDA increases of 33 percent and 7 percent, respectively, over the prior year second quarter.  Also, the Marine Services segment performed extremely well, providing $14.9 million of EBITDA in its first full quarter of operations since the acquisition earlier this year.  These increases were somewhat tempered by a $6.3 million reduction in EBITDA in our Downstream segment as compared to the second quarter of 2007, primarily due to lower demand for diesel fuel in the Midwest, lower propane demand, and higher operating expenses.”

TEPPCO 2Q 2008 Earnings	Page 2

Thompson added, “Given the strong performance of our assets during the second quarter in light of weaker economic conditions which negatively impact our downstream business, we remain confident in TEPPCO’s business strategy and our ability to grow sustainable cash flow for our unitholders.”

EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that is defined and reconciled to its most directly comparable GAAP financial measure later in this news release.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment
EBITDA for the Upstream segment, which includes gathering, pipeline transportation, marketing and storage of crude oil and distribution of lubrication oils and specialty chemicals, increased 33 percent to $37.4 million for the second quarter of 2008 from $28.2 million for the second quarter of 2007.  The improvement was due primarily to increased transportation revenues across TEPPCO's gathering systems and increased terminaling revenues at the partnership's Midland, Texas, and Cushing, Oklahoma facilities, partially offset by reduced marketing margins attributable to reduced grade and location differentials.

Equity earnings for the Upstream segment, which is comprised of our ownership interest in Seaway Crude Pipeline, totaled $4.1 million for the second quarter of 2008, compared to $1.4 million in the second quarter of 2007.  EBITDA from Seaway was $6.1 million for the second quarter of 2008, an increase of 85 percent compared with $3.3 million of EBITDA for the second quarter of 2007.  The improvement was primarily due to increased transportation long-haul volumes, which averaged 218,000 bpd in the second quarter of 2008, compared with 115,000 bpd in the same quarter of 2007.

Downstream segment
The Downstream segment includes the pipeline transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

TEPPCO 2Q 2008 Earnings	Page 3

Downstream EBITDA was $26.7 million for the second quarter of 2008, compared with $33.0 million for the second quarter of 2007.  The decrease was primarily attributable to a $4.7 million increase in tank and pipeline maintenance costs and $2.4 million of expense to write-off costs of a cancelled project.   In addition, LPG transportation revenues declined $0.6 million, or 4 percent, due primarily to lower propane demand caused by warmer weather in the second quarter of 2008 than the second quarter of 2007.   Refined products transportation volumes declined 7 percent due to reduced demand for diesel fuel in the Midwest.  Partially offsetting these decreases were increased jet fuel volumes in the system.

Losses from equity investments of the Downstream segment totaled $3.5 million in the second quarter of 2008, compared with a loss of $3.9 million in the 2007 period.   TEPPCO’s share of EBITDA from these investments, which is included in Downstream EBITDA, was $0.2 million for the second quarter of 2008, compared with a loss of $0.3 million for the second quarter of 2007.  The improvement was due to a loss of $1.1 million for post-closing adjustments recorded in the second quarter of 2007 related to  the sale of the ownership interest in Mont Belvieu Storage Partners, which occurred in March 2007, partially offset by lower volumes on the Centennial Pipeline in the second quarter of 2008.  Volumes on Centennial averaged approximately 115,900 bpd in the second quarter of 2008, compared to 143,600 bpd in the second quarter of 2007.  TEPPCO’s investment in Centennial Pipeline now comprises substantially all of Downstream’s investments in unconsolidated affiliates.

Midstream segment
The Midstream segment includes gathering of natural gas, fractionation of natural gas liquids (NGLs), pipeline transportation of NGLs and the ownership interest in Jonah Gas Gathering Company (Jonah).

TEPPCO 2Q 2008 Earnings	Page 4

EBITDA for the second quarter of 2008 increased 7 percent to $49.1 million, from $46 million for the second quarter of 2007.  The increase was due primarily to a $2.8 million, or 10 percent, increase in EBITDA from our investment in Jonah and increased NGL transportation revenues attributable to a higher percentage of long-haul volumes on the Chaparral system.

Equity earnings for the Midstream segment, which is comprised of our ownership interest in Jonah, totaled $21.9 million for the second quarter of 2008, compared to $22.8 million for the second quarter of 2007.   The decrease was due primarily to increased deprecation expense on assets placed in service with the Phase V expansion of the Jonah-Pinedale system and reflects TEPPCO’s 81 percent sharing ratio in Jonah during the second quarter of 2008, compared to 95 percent during the second quarter of 2007.  The joint venture agreement stipulated the sharing ratios upon completion of the Phase V expansion, which are expected to remain at the current percentages.  TEPPCO’s share of EBITDA from Jonah increased $2.8 million to $30.7 million in the second quarter of 2008, primarily due to higher volumes attributable to the completion of the Phase V expansion.  Total throughput on the Jonah-Pinedale system averaged 1.9 billion cubic feet per day (Bcf/d) in the second quarter of 2008, compared to 1.5 Bcf/d in the second quarter of 2007.

Marine Services segment
The Marine Services segment, which was added to the partnership effective February 1, 2008, includes marine transportation of refined products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and barges.  The segment's assets include 51 tow boats and 111 tank barges.  Revenues (including fuel and other reimbursable pass-through expenses) during the quarter totaled $48.0 million, partially offset by operating, general and administrative expenses of $33.1 million, resulting in an EBITDA contribution during the second quarter of 2008 of $14.9 million.  Operating fuel,

TEPPCO 2Q 2008 Earnings	Page 5

substantially all of which is a pass-through expense for the segment, totaled $12.2 million during the quarter.

CAPITALIZATION AND LIQUIDITY
Total debt principal outstanding at June 30, 2008, was approximately $2.5 billion.  This amount includes $300 million of junior subordinated notes for which the nationally recognized debt rating agencies ascribe equity credit to approximately 58 percent of the principal amount.  During the six months ended June 30, 2008, TEPPCO spent $119.6 million on revenue-generating projects in addition to $64.5 million of investment for its share of capital expenditures primarily related to the Jonah Phase V expansion, and $19.6 million on capital spending to maintain existing assets.   The partnership expects to spend in the range of $450 million to $475 million for the full-year 2008 on revenue-generating capital expenditures, including investments of its share of expansion of the Jonah-Pinedale system, plus approximately $50 million to maintain existing assets.  At June 30, 2008, borrowing liquidity under the revolving credit facility was $143.9 million.  Borrowing availability under the facility was increased by $250 million on July 17, 2008 as additional borrowing commitments were received under the credit facility, which matures in December 2012.  Including the additional commitments received on July 17, 2008, borrowing availability under the facility was $386.4 million as of that date.

NON-GAAP FINANCIAL MEASURES
The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP measures under the rules of the Securities and Exchange Commission (SEC):  EBITDA, EBITDA excluding gains from sales of assets and ownership interests and margin of the Upstream segment.  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures

TEPPCO 2Q 2008 Earnings	Page 6

may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

We define EBITDA as net income plus interest expense – net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.  We have included EBITDA and related adjusted EBITDA measures in our disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business.  Further, we believe EBITDA and related adjusted EBITDA measures provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis.  As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures.  EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity.  Reconciliations of these measures to net income and equity earnings are provided in the Financial Highlights table and the Business Segment Data table.

Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries.  We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed.  Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table.

TEPPCO 2Q 2008 Earnings	Page 7

TEPPCO will host a conference call related to earnings performance today, Tuesday July 29, 2008 at 8 a.m. CDT.  Interested parties may listen live over the Internet through the partnership’s Web site at www.teppco.com.  Those interested in listening to the webcast, should log in at least ten minutes prior to the start of the conference call to download and install any necessary audio software.  An audio replay of the conference call will be accessible for seven days at 888-203-1112, confirmation code 5118604.  The replay and transcript will also be available on the TEPPCO website.

TEPPCO Partners, L.P., a publicly traded partnership with an enterprise value of approximately $5 billion, is a diversified energy logistics company with operations that span much of the continental United States. TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products. The partnership’s pipeline network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases (LPGs) and natural gas liquids, including one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States.  Including joint venture ownership, TEPPCO’s storage assets include approximately 27 million barrels of capacity for refined petroleum products and LPGs and about 14 million barrels of capacity for crude oil. TEPPCO also owns a marine business that transports refined petroleum products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and tank barges. For more information, visit TEPPCO’s website. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings (NYSE: EPE).

This news release includes forward-looking statements.  Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future results, increases in distributable cash or expenditures.  These risks and uncertainties include, among other things, insufficient

TEPPCO 2Q 2008 Earnings	Page 8

cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.’s filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

###

TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating Revenues:
Sales of petroleum products	$4,006.6	$1,933.1	$6,651.1	$3,783.2
Transportation - Refined Products	44.1	41.7	81.4	78.9
Transportation - LPGs	16.1	16.7	52.3	52.8
Transportation - Crude oil	17.4	9.6	32.7	20.4
Transportation - NGLs	12.7	11.1	25.7	22.0
Transportation - Marine	48.0	-	73.6	-
Gathering - Natural Gas	14.8	15.5	28.2	30.9
Other	20.8	21.7	44.0	39.7
Total Operating Revenues	4,180.5	2,049.4	6,989.0	4,027.9

Costs and Expenses:
Purchases of petroleum products	3,975.7	1,900.9	6,582.3	3,714.9
Operating expenses	73.5	48.9	133.4	99.3
Operating fuel and power	29.1	14.8	50.5	30.1
General and administrative	11.0	8.2	19.8	16.8
Depreciation and amortization	31.9	25.9	60.2	51.3
Gains on sales of assets	-	-	-	(18.7)
Total Costs and Expenses	4,121.2	1,998.7	6,846.2	3,893.7

Operating Income	59.3	50.7	142.8	134.2

Interest expense - net	(33.0)	(22.7)	(71.6)	(45.0)
Equity earnings	21.4	19.2	41.0	35.8
Gain on sale of ownership interest in Mont
Belvieu Storage Partners, L.P. (MBSP)	-	(0.2)	-	59.6
Interest income	0.3	0.5	0.6	0.8
Other income - net	0.7	0.5	0.8	0.8
Income before provision for income taxes	48.7	48.0	113.6	186.2
Provision for income taxes	1.0	0.2	1.8	0.2

Net Income	$47.7	$47.8	$111.8	$186.0

Net Income Allocation:
Limited Partner Unitholders	$39.7	$39.9	$93.1	$155.5
General Partner	8.0	7.9	18.7	30.5
Total Net Income Allocated	$47.7	$47.8	$111.8	$186.0
Basic and Diluted Net Income Per Limited Partner Unit	$0.42	$0.44	$0.99	$1.73
Weighted Average Number of Limited Partner Units	94.9	89.8	94.0	89.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
EBITDA
Net Income	$47.7	$47.8	$111.8	$186.0
Provision for income taxes	1.0	0.2	1.8	0.2
Interest expense - net	33.0	22.7	71.6	45.0
Depreciation and amortization (D&A)	31.9	25.9	60.2	51.3
Amortization of excess investment in joint ventures	1.3	1.2	2.4	2.0
TEPPCO's pro-rata percentage of joint venture
interest expense and D&A	13.2	9.4	25.4	21.8
EBITDA	128.1	107.2	273.2	306.3
Less: Gains on sales of assets and ownership interest
in MBSP	-	0.2	-	(78.3)
EBITDA, excluding gains from sales of assets and
ownership interests	$128.1	$107.4	$273.2	$228.0

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Three Months Ended June 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$76.5	$30.6	$4,025.4	$48.0	$-	$4,180.5
Purchases of petroleum products	1.3	-	3,975.5	-	(1.1)	3,975.7
Operating expenses	44.4	9.6	16.6	32.0	-	102.6
General and administrative	4.6	2.7	2.6	1.1	-	11.0
Depreciation and amortization (D&A)	10.5	10.0	5.0	6.4	-	31.9
Operating Income	15.7	8.3	25.7	8.5	1.1	59.3
		-	-	-
Equity (losses) earnings	(3.5)	21.9	4.1	-	(1.1)	21.4
Interest income	0.2	0.1	-	-	-	0.3
Other - net	0.1	-	0.6	-	-	0.7
Income before interest	12.5	30.3	30.4	8.5	-	81.7

Depreciation and amortization	10.5	10.0	5.0	6.4	-	31.9
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	8.8	1.8	-	-	13.2
EBITDA	$26.7	$49.1	$37.4	$14.9	$-	$128.1

Provision for income taxes						(1.0)
Depreciation and amortization						(31.9)
Interest expense - net						(33.0)
Amortization of excess investment in joint ventures						(1.3)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(13.2)
Net Income						$47.7

				Marine	Intersegment
Three Months Ended June 30, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$83.2	$30.4	$1,936.0	$-	$(0.2)	$2,049.4
Purchases of petroleum products	9.3	-	1,892.9	-	(1.3)	1,900.9
Operating expenses	37.0	10.3	16.4	-	-	63.7
General and administrative	4.2	2.2	1.8	-	-	8.2
Depreciation and amortization (D&A)	11.7	10.0	4.2	-	-	25.9
Operating Income	21.0	7.9	20.7	-	1.1	50.7

Equity (losses) earnings	(3.9)	22.8	1.4	-	(1.1)	19.2
Gain on sale of ownership interest in MBSP	(0.2)	-	-	-	-	(0.2)
Interest income	0.3	0.2	-	-	-	0.5
Other - net	0.5	-	-	-	-	0.5
Income before interest	17.7	30.9	22.1	-	-	70.7

Depreciation and amortization	11.7	10.0	4.2	-	-	25.9
Amortization of excess investment in joint ventures	1.0	-	0.2	-	-	1.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	5.1	1.7	-	-	9.4
EBITDA	$33.0	$46.0	$28.2	$-	$-	$107.2

Provision for income taxes						(0.2)
Depreciation and amortization						(25.9)
Interest expense - net						(22.7)
Amortization of excess investment in joint ventures						(1.2)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(9.4)
Net Income						$47.8

Reconciliation of Equity (losses) earnings to JV EBITDA
Three Months Ended June 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(3.5)	$21.9	$4.1	$-	$(1.1)	$21.4
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	8.8	1.8	-	-	13.2
JV EBITDA	$0.2	$30.7	$6.1	$-	$(1.1)	$35.9

Three Months Ended June 30, 2007:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(3.9)	$22.8	$1.4	$-	$(1.1)	$19.2
Amortization of excess investment in joint ventures	1.0	-	0.2	-	-	1.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	5.1	1.7	-	-	9.4
JV EBITDA	$(0.3)	$27.9	$3.3	$-	$(1.1)	$29.8

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Six Months Ended June 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$174.1	$60.7	$6,680.7	$73.6	$(0.1)	$6,989.0
Purchases of petroleum products	8.2	-	6,578.2	-	(4.1)	6,582.3
Operating expenses	85.0	19.1	33.3	46.5	-	183.9
General and administrative	8.2	5.3	4.5	1.8	-	19.8
Depreciation and amortization (D&A)	20.7	19.6	9.8	10.1	-	60.2
Operating Income	52.0	16.7	54.9	15.2	4.0	142.8
		-	-	-
Equity (losses) earnings	(7.7)	45.6	7.1	-	(4.0)	41.0
Interest income	0.3	0.2	0.1	-	-	0.6
Other - net	0.2	-	0.6	-	-	0.8
Income before interest	44.8	62.5	62.7	15.2	(0.0)	185.2

Depreciation and amortization	20.7	19.6	9.8	10.1	-	60.2
Amortization of excess investment in joint ventures	2.0	0.1	0.3	-	-	2.4
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.3	16.6	3.5	-	-	25.4
EBITDA	$72.8	$98.8	$76.3	$25.3	$(0.0)	$273.2

Provision for income taxes						(1.8)
Depreciation and amortization						(60.2)
Interest expense - net						(71.6)
Amortization of excess investment in joint ventures						(2.4)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(25.4)
Net Income						$111.8

				Marine	Intersegment
Six Months Ended June 30, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$178.1	$59.8	$3,790.4	$-	$(0.4)	$4,027.9
Purchases of petroleum products	18.7	-	3,700.0	-	(3.8)	3,714.9
Operating expenses	72.0	22.0	35.5	-	(0.1)	129.4
General and administrative	8.3	4.9	3.6	-	-	16.8
Depreciation and amortization (D&A)	22.9	20.2	8.2	-	-	51.3
Gains on sales of assets	(18.7)	-	-	-	-	(18.7)
Operating Income	74.9	12.7	43.1	-	3.5	134.2

Equity (losses) earnings	(5.3)	41.4	3.2	-	(3.5)	35.8
Gain on sale of ownership interest in MBSP	59.6	-	-	-	-	59.6
Interest income	0.4	0.3	0.1	-	-	0.8
Other - net	0.8	-	-	-	-	0.8
Income before interest	130.4	54.4	46.4	-	-	231.2

Depreciation and amortization	22.9	20.2	8.2	-	-	51.3
Amortization of excess investment in joint ventures	1.6	0.1	0.3	-	-	2.0
TEPPCO's pro-rata percentage of joint			-
venture interest expense and D&A	6.1	12.0	3.7	-	-	21.8
EBITDA	$161.0	$86.7	$58.6	$-	$-	$306.3

Provision for income taxes						(0.2)
Depreciation and amortization						(51.3)
Interest expense - net						(45.0)
Amortization of excess investment in joint ventures						(2.0)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(21.8)
Net Income						$186.0

Reconciliation of Equity (losses) earnings to JV EBITDA
Six Months Ended June 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(7.7)	$45.6	$7.1	$-	$(4.0)	$41.0
Amortization of excess investment in joint ventures	2.0	0.1	0.3	-	-	2.4
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	5.3	16.6	3.5	-	-	25.4
JV EBITDA	$(0.4)	$62.3	$10.9	$-	$(4.0)	$68.8

Six Months Ended June 30, 2007:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(5.3)	$41.4	$3.2	$-	$(3.5)	$35.8
Amortization of excess investment in joint ventures	1.6	0.1	0.3	-	-	2.0
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	6.1	12.0	3.7	-	-	21.8
JV EBITDA	$2.4	$53.5	$7.2	$-	$(3.5)	$59.6

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Six Months Ended
	June 30,
	2008	2007
Cash Flows from Operating Activities
Net income	$111.8	$186.0
Deferred income taxes	-	(0.7)
Gains on sales of assets and ownership interests	-	(78.3)
Loss on early extinguishment of debt	8.7	-
Depreciation, working capital and other	43.6	91.0

Net Cash Provided by Operating Activities	164.1	198.0

Cash Flows from Investing Activities:
Proceeds from sales of assets	-	26.5
Proceeds from sale of ownership interest	-	138.8
Cash used for business combinations	(345.6)	-
Cash paid for linefill on assets owned	(14.5)	(15.1)
Acquisition of intangible assets	(0.3)	(2.5)
Investment in Centennial Pipeline LLC	-	(11.1)
Investment in Jonah Gas Gathering Company	(64.5)	(86.2)
Capital expenditures (1)	(139.2)	(109.9)

Net Cash Used in Investing Activities	(564.1)	(59.5)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	1,348.1	405.9
Repayments on revolving credit facilities	(1,308.1)	(695.9)
Proceeds from term credit agreement	1,000.0	-
Repayment of term credit agreement	(1,000.0)	-
Proceeds from issuance of senior notes	996.3	-
Issuance of Junior Subordinated Notes	-	299.5
Redemption of 7.51% Senior Notes	(181.6)	-
Repayment of 6.45% Senior Notes	(180.0)	-
Repayment of debt assumed in Cenac acquisition	(63.2)	-
Issuance of LP Units, net	5.6	-
Settlement of treasury rate lock agreements	(52.1)	1.6
Debt issuance costs	(9.3)	(3.7)
Distributions paid	(155.7)	(146.0)

Net Cash Provided by (used in) Financing Activities	400.0	(138.6)

Net Change in Cash and Cash Equivalents	-	(0.1)
Cash and Cash Equivalents -- January 1	-	0.1

Cash and Cash Equivalents -- June 30	$-	$0.0

Non-cash investing activities:
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$2.8	$10.9
Non-cash financing activities:
Issuance of Units in Cenac acquisition	$186.6	$-
Supplemental Information:
Interest paid (net of capitalized interest)	$56.9	$43.9

(1)	Includes capital expenditures for maintaining existing operations of $19.6 million in 2008, and $26.5 million in 2007.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	June 30,	December 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$-	$-
Other	2,180.0	1,516.0

Total current assets	2,180.0	1,516.0

Property, plant and equipment - net	2,330.1	1,793.6
Intangible assets (1)	220.9	164.7
Equity investments	1,175.6	1,147.0
Goodwill	105.6	15.5
Other assets	133.8	113.3

Total assets	$6,146.0	$4,750.1

Liabilities and Partners' Capital

Current liabilities
Senior Notes	$-	$354.0
Other	2,189.6	1,593.3

Total current liabilities	2,189.6	1,947.3

Senior Notes (2)	1,715.6	721.5
Junior Subordinated Notes	299.6	299.5
Other long-term debt	530.0	490.0
Other non-current liabilities	28.7	27.2
Partners' capital
Accumulated other comprehensive income (loss)	(73.7)	(42.6)
General partner's interest (3)	(95.2)	(88.0)
Limited partners' interests	1,551.4	1,395.2

Total partners' capital	1,382.5	1,264.6

Total liabilities and partners' capital	$6,146.0	$4,750.1

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $20.7 million and $23.2 million at Jun. 30, 2008 and Dec. 31, 2007, respectively, related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Downstream Segment:
Barrels Delivered
Refined Products	41.9	44.9	80.4	80.7
LPGs	6.7	7.0	19.6	22.5
Total	48.6	51.9	100.0	103.2
Average Tariff Per Barrel
Refined Products	$1.05	$0.93	$1.01	$0.98
LPGs	2.41	2.40	2.67	2.24
Average System Tariff Per Barrel	$1.24	$1.13	$1.34	$1.26

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$24.1	$16.6	$47.5	$33.8
Crude oil marketing margin	15.6	18.9	35.9	40.4
Crude oil terminaling revenue	4.5	3.0	8.4	6.8
Lubrication Services, LLC (LSI) margin	3.0	2.1	5.7	4.3
Total Margins/Revenues	$47.2	$40.6	$97.5	$85.3
Reconciliation of Margins/Revenues to Operating Income:
Sales of petroleum products	$4,005.3	$1,923.9	$6,643.0	$3,764.9
Transportation - Crude oil	17.4	9.6	32.7	20.4
Purchases of petroleum products	(3,975.5)	(1,892.9)	(6,578.2)	(3,700.0)
Total Margins/Revenues	47.2	40.6	97.5	85.3
Other operating revenues	2.7	2.5	5.0	5.1
Operating expenses	(16.6)	(16.4)	(33.3)	(35.5)
General and administrative	(2.6)	(1.8)	(4.5)	(3.6)
Depreciation and amortization	(5.0)	(4.2)	(9.8)	(8.2)
Operating income	$25.7	$20.7	$54.9	$43.1
Total barrels
Crude oil transportation	29.4	22.2	57.2	46.3
Crude oil marketing	61.6	58.1	119.2	114.0
Crude oil terminaling	39.7	31.1	72.9	71.2
Lubrication oil volume (total gallons):	2.5	3.5	6.5	7.4
Margin/average tariff per barrel:
Crude oil transportation	$0.818	$0.748	$0.830	$0.730
Crude oil marketing	0.253	0.325	0.301	0.354
Crude oil terminaling	0.114	0.098	0.115	0.095
Lubrication oil margin (per gallon):	$1.192	$0.590	$0.890	$0.575

Midstream Segment:
Gathering - Natural Gas - Jonah
Bcf	173.5	140.9	340.6	272.5
Btu (in trillions)	192.5	155.2	377.2	300.3
Average fee per MMBtu	$0.233	$0.204	$0.233	$0.204
Gathering - Natural Gas - Val Verde
Bcf	41.6	43.5	79.8	87.1
Btu (in trillions)	36.8	38.5	71.0	77.1
Average fee per MMBtu	$0.402	$0.401	$0.397	$0.400
Transportation - NGLs
Total barrels (includes lease barrels)	18.8	18.9	38.4	36.5
Average rate per barrel	$0.747	$0.677	$0.742	$0.683
Fractionation - NGLs
Total barrels	1.1	1.1	2.1	2.1
Average rate per barrel	$1.785	$1.822	$1.722	$1.774
Natural Gas Sales
Btu (in trillions)	1.2	4.5	2.8	8.1
Average fee per MMBtu	$8.55	$3.20	$7.52	$4.90
Sales - Condensate
Total barrels (thousands)	12.5	21.2	60.4	69.8
Average rate per barrel	$108.97	$58.64	$83.39	$54.61